Exhibit 23.3
L.E.K. Consulting LLC
28 State Street
16th Floor
Boston, MA 02109
January 3, 2007
      LEK Consulting, LLC (“LEK”) hereby consents to the use of LEK’s name, and the statements attributed to LEK, in the Registration Statement of Vanda Pharmaceuticals Inc. on Form S-1 filed with the Securities and Exchange Commission on December 19, 2006 and all amendments thereto.
LEK Consulting, LLC
By:	/s/ David C. Barrow
Its:	Vice President